Exhibit 10.3

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to the Consulting Agreement (the “Amendment”) is entered into on September 1, 2017 (“Effective Date”), by and between Grant Young (the “Consultant”) and ProtoKinetix, Incorporated (the “Company”).

RECITALS

WHEREAS, the Consultant and the Company entered into that certain Consulting Agreement effective January 1, 2017 (the “Consulting Agreement”); and

WHEREAS, the Consultant and the Company desire to amend the Consulting Agreement to provide for among other things, an extension of the termination date of the Consulting Agreement.

NOW, THEREFORE, in consideration of the mutual obligations and covenants contained in this Amendment and the Consulting Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

A.           Stock Option.  Section (2)(c), Stock Option, shall be deleted and replaced with the following:

(c)   Stock Option. On the Effective Date, Consultant will receive an option to purchase 5,000,000 shares of common stock of the Company pursuant to the Company’s 2017 Stock Option and Stock Bonus Plan (the “2017 Plan”) and the Stock Option Agreement between the Company and Consultant dated January 1, 2017.  On September 1, 2017, Consultant will receive an option to purchase 5,000,000 shares of common stock of the Company pursuant to the 2017 Plan and the Stock Option Agreement between the Company and Consultant dated September 1, 2017.

B.           Termination.  Section (5)(a), Term, shall be deleted and replaced with the following:

(a)   Term.  This Agreement shall commence as of the Effective Date and continue until December 31, 2018 (the “Term”).  Upon the expiration of the Term, this Agreement shall automatically renew for one year increments under the same terms and conditions unless either party gives written notice of their desire to terminate the Agreement to the other party at least 30 days prior to the end of such calendar year.

C.           General.  Section (7)(b), No Employer-Employee Relationship, shall be deleted and replaced with the following:

(b)   No Employer-Employee Relationship.  The Company and Consultant understand, acknowledge, and agree that Consultant’s relationship with the Company will be that of an “independent contractor” and not that of an employee.  Consultant will be an “independent contractor” and Consultant will be entitled to work at such times and places as Consultant determines appropriate, will not be under the direction or control of the Company or the manner in which Consultant performs the Services.  Consultant will not be entitled to any of the benefits which the Company may make available to its employees (which benefits may in the future include, but not be limited to, unemployment insurance benefits, group health or life insurance, profit-sharing or retirement benefits).

D.           Miscellaneous.

1.   The Consulting Agreement, as modified herein, remains in full force and effect and is ratified by Consultant and the Company.  In the event of any conflict between the Consulting Agreement and this Amendment, the terms and conditions of this Amendment shall control.  Capitalized terms not defined herein shall have the same meaning as set forth in the Consulting Agreement.

2.   This Amendment is binding upon and inures to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

4.   This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

5.   This Amendment may be executed in any number of counterparts, which together shall constitute one and the same instrument.  The parties may execute and exchange facsimile or PDF counterparts of the signature pages and facsimile and/or PDFs shall serve as originals.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Consulting Agreement on the day and year first above written.

ProtoKinetix, Incorporated

/s/ Clarence E. Smith
________________________________
By:  Clarence E. Smith, President & CEO

Consultant

/s/ Grant Young
________________________________
Grant Young

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